Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254931

INVESCO REAL ESTATE INCOME TRUST INC.

SUPPLEMENT NO. 6 DATED JULY 7, 2022

TO THE PROSPECTUS DATED APRIL 7, 2022

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Invesco Real Estate Income Trust Inc., dated April 7, 2022 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Invesco Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.

The purpose of this Supplement is to update our form of subscription agreement.

The Form of Subscription Agreement included in Appendix C of the Prospectus is hereby amended and replaced with the Form of Subscription Agreement attached to this Supplement as Exhibit A.

Exhibit A

Invesco Real Estate Income Trust Inc. (INREIT) Subscription Agreement Investor Services 833.834.4924

Please carefully read the Prospectus (as amended, restated, or supplemented, including all appendixes and exhibits thereto, the “Prospectus”) regarding the public offering of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares of common stock (the “shares”) of Invesco Real Estate Income Trust Inc. (the “Company”), before deciding to complete and sign this subscription agreement.

PLEASE USE BLUE OR BLACK INK	PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

1 | Investment (Required: $ Amount / Share Class / Wire or Check / Existing Account)

A. Subscription Information

TotalInvestment: $

☐	Class T Shares

☐	Class S Shares

☐	Class D Shares

☐	Class I Shares

☐	Class E Shares

☐

This is my initial investment. Minimum initial investment is $2,500 for Class D, S, T and E shares and $1,000,000 (unless waived) for Class I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class.

☐	This is an additional investment ($500 minimum for all share classes)

ExistingAccount

☐	Select to waive selling commissions (only applicable to classes T, S, or D)

B. Payment will be made via:

☐	Enclosed Check

☐	Wired Funds

C. Relationship

☐	Check here if you are an affiliate of Invesco Ltd., an employee of Invesco Ltd., a Company officer or director, or an Immediate Family Member of a Company officer or director.

☐	Check here if you are a registered representative or an Immediate Family Member of a registered representative and are waiving upfront selling commissions.

D. Payment Instructions

Checks should be attached to this agreement and made payable to: Invesco Real Estate Income Trust Inc.

*	We do not accept cash, cashier’s checks/official bank checks, starter checks, foreign checks, money orders, third-party checks, or traveler’s checks.

Wire to: UMB Name: DST as Agent for Invesco Real Estate Income Trust Inc. ABA Routing Number: DDA: Reference: FBO (Investor’s Name) or Existing Account Number	(Mail Address)	(Overnight Address)

[1]

“Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daugh- ter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

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2 | Type of Ownership (Required: Please select one ownership type and attach all applicable documentation)

A.	Non-Qualified Ownership

☐	Individual Ownership (One signature required)

☐	Joint Tenants with Rights of Survivorship (Section 3C and 3D must be completed)*

☐	Community Property*

☐	Tenants in Common*

☐ UGMA / UTMA: State of:

☐	Trust: (Certification / Trust Documents required. See Section 3E for additional requirements)

☐	Corporation / LLC / Partnership: (Corporate Resolution, LLC or Partnership Agreement required)

☐ Other:

B.	Qualified Ownership (All IRA/Retirement accounts require a 3rd party custodian; Section 6 must be completed)

☐	Traditional IRA

☐	Roth IRA

☐	SEP IRA

☐	Simple IRA

☐	Retirement Plan (Certification of Investment Powers Form or Plan Documents required)

☐ Other:

*All parties must sign

3 | Investor Information (Required: Part A and Part B must be completed / Part C and Part D are dependent on investor profile)

A.	Investor/Primary Information (Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name)

First Name:	MI:	Last Name:

Date of Birth (MM/DD/YYYY):	Social Security Number / TIN

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If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY)

☐  U.S. Citizen             ☐  Non U.S. Citizen            ☐  Resident Alien             ☐  Non-Resident Alien

Country of Citizenship

B.	Investor/Primary Contact Information

Residential Address (P.O. Boxes NOT Accepted):

City	State	ZIP

Email Address:	Phone Number:
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C. Co-Investor / Beneficial Owner Information (If applicable)

First Name:	MI:	Last Name:

Date of Birth (MM/DD/YYYY):	Social Security Number / TIN

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If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY)

☐  U.S. Citizen             ☐  Non U.S. Citizen            ☐  Resident Alien             ☐  Non-Resident Alien

Country of Citizenship

D. Co-Investor/Beneficial Owner Contact Information (Please fill out address if different from section 3B)

Residential Address (P.O. Boxes NOT Accepted):

City	State	ZIP

Email Address:	Phone Number:
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E. Trust / Corporation / Partnership / Pension Fund / Other (If applicable)

(Required: Sections 3A and 3B must be completed with Trustee(s) information if the investment is made on behalf of a Trust)

Name of Entity:

Tax ID Number or Social Security #:

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Formation Date:	Jurisdiction (If Non-U.S.):
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Entity Type:

☐	Retirement Plan

☐	Trust (Must submit Certification / Trust Documents)

☐	S-Corp (Must submit Corporate Resolution)

☐	C-Corp (Must submit Corporate Resolution)

☐	Partnership (Must submit Partnership Agreement)

☐	LLC (Must submit LLC Agreement)

☐ Other

Exemptions:

Exempt Payee Code	Exempt from FATCA reporting code (if any)

If non-U.S. jurisdiction, please attach a completed applicable Form W-8 (W-8BEN, W-8ECI, W-8EXP, or W-8IMY)

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4 | Electronic Delivery (Optional)

Investor, please initial box if you wish to elect this option

Co-Investor, please initial box if you wish to elect this option

Subject to availability, you may authorize the Company to provide the Prospectus (including any supplements thereto), reports, proxy statements and other information (collectively, “documents”) electronically by sending the Company instructions in writing in a form acceptable to the Company to receive such documents electronically. By initialing above to consent to electronically receive documents, including your account-specific information, you authorize the Company to either (i) email documents to you directly or (ii) make them available on the Company’s website and notify you by email when and where such documents are available. You must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. You may revoke your consent for electronic delivery at any time and the Company will resume sending you a paper copy of all required documents. However, in order for the Company to be properly notified, your revocation must be given to the Company at a reasonable time before electronic delivery has commenced. The Company will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

5 | Distribution Options

A. Distribution Reinvestment Plan

All stockholders are automatically enrolled in the Company’s distribution reinvestment plan (the “DRIP”) other than residents of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington or clients of certain participating broker-dealers that do not permit automatic enrollment in the plan. If you do not wish to be enrolled in the DRIP, check the appropriate box below.

Initial
I.	∎	I am a resident of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, which do not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP.

II.	∎	I am a client of a participating broker-dealer that does not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP.

III.	∎	I DO NOT wish to participate in the DRIP.

a. Non-custodial investors: complete Section 5B below

b. Custodial investors: all cash distributions will be sent to your Custodian of record

B. Cash Distributions

Select cash distribution option below only if you do not wish to enroll in the DRIP and do not have custodial ownership of the account.

∎	Mail distribution check to residential address listed in Section 3B

∎	Direct Deposit (if checking account; enclose voided check / if savings account; include letter from your bank)

∎	Mail distribution check to a third party financial institution

Name of Financial Institution:

Mailing Address:

City	State	ZIP

Routing Number:	Account Number:

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I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated in Section 6 or the alternative instructions below. I (we) further authorize the Company to debit my (our) account noted above in the event that the Company erroneously deposits additional funds to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me (us) as of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me (us) written notice of termination of this authorization.

6 | Custodian Information (Completion by Custodian Required)

Name of Custodian:

Address:

City	State	ZIP

Custodian Tax ID No.	Custodian Account Number:
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Email Address:	Phone Number:
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The undersigned, being the custodian of the entity invested in the Company by the investor, hereby accepts and agrees to this subscription.

If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here.

7 | Investor(s) Acknowledgements and Investor Signatures

The Company is required by law to obtain, verify, and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address, and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to take action as it deems appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representation of your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

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Required Acknowledgments - All items listed below must be read and initialed.		Investor / Owner	Co-Investor / Joint-Owner

A	I have received a copy of the final Prospectus.

B

I have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum gross annual income of at least $70,000.

C

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

D	If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.

E	I acknowledge that there is no public market for the Shares, and thus my investment in the Shares is not liquid.

F

I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

G	I am purchasing the Shares for my own account.

H

I understand the transaction price per share at which my investment will be executed will be made available at www.inreit.com, via the Company’s toll-free telephone line at 833-834-4924 and in a prospectus supplement filed with the SEC, available at www.sec.gov.

I

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand I that I am not committed to purchase Shares at the time my subscription order is submitted, and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary, or directly on the Company’s toll-free automated telephone line, 833-834-4924.

State Specific Requirements (Only applicable if your state/territory is listed)	Investor / Owner	Co-Investor / Joint-Owner

Alabama Residents Only: If I am an Alabama resident, my investment in Invesco Real Estate Income Trust Inc. and other affiliated public non-listed REITs may not exceed 10% of my liquid net worth.

California Residents Only: If I am a California resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.

Idaho Residents Only: If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000 (excluding the value of my home, furnishings and automobiles). Additionally, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.

PLEASE USE BLUE OR BLACK INK	PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

State Specific Requirements (Only applicable if your state/territory is listed)	Investor / Owner	Co-Investor / Joint-Owner

Iowa Residents Only: If I am an Iowa resident, I have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of my home, furnishings, and automobiles). In addition, my aggregate investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.

Kansas Residents Only: If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in this offering and other non-traded real estate investment trusts to not more than 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky Residents Only: If I am a Kentucky resident, I may not invest, in the aggregate, more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc. or other affiliated public, non-listed REITs.

Maine Residents Only: If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Invesco Real Estate Income Trust Inc. and similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth that is comprised of cash, cash equivalents and readily marketable securities.

Massachusetts Residents Only: If I am a Massachusetts resident, my investment in Invesco Real Estate Income Trust Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.

Missouri Residents Only: If I am a Missouri investor, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.

Nebraska Residents Only: If I am a Nebraska resident, I must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I must limit my aggregate investment in Invesco Real Estate Income Trust Inc. and in the securities of other non-publicly traded programs to 10% of my net worth.

New Jersey Residents Only: If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, an investment in Invesco Real Estate Income Trust Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

PLEASE USE BLUE OR BLACK INK	PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

State Specific Requirements (Only applicable if your state/territory is listed)	Investor / Owner	Co-Investor / Joint-Owner

New Jersey Residents Only: If I am a New Jersey resident, New Jersey investors are advised that the Class T, S, and D shares will be subject to upfront selling commissions of up to 3.50% of the transaction price per annum and dealer manager fees and/or stockholder servicing fees of up to 0.85% of the transaction price per annum. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class T, S, and D shares.

North Dakota Residents Only: If I am a North Dakota resident, I have a net worth of at least ten times my investment in Invesco Real Estate Income Trust Inc.

Ohio Residents Only: If I am an Ohio resident, my investment in Invesco Real Estate Income Trust Inc., and in any other nontraded investment program may not exceed 10% of my liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.

Oregon Residents Only: If I am an Oregon resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.

Pennsylvania Residents Only: If I am a Pennsylvania resident, I may not invest more than 10% of my net worth in Invesco Real Estate Income Trust Inc.

Puerto Rico Residents Only: If I am a Puerto Rico resident, my investment in Invesco Real Estate Income Trust Inc., and other public, non-listed REITs may not exceed 10% of my liquid net worth. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Tennessee Residents Only: If I am a Tennessee resident, I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings and automobiles) in the Company.

Vermont Residents Only: If I am a Vermont resident who is not an “accredited investors” as defined in 17 C.F.R. §230.501, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your name on the books of the Company. Invesco Distributors, Inc. (the “Dealer Manager”) will not be deemed to act as your broker of record in connection with any investment in the Company. Please see Section 7 above.

I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 7 of this subscription agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker-dealer/financial advisor of record at any time by contacting the Company at 833-834-4924.

PLEASE USE BLUE OR BLACK INK	PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

Substitute IRS Form W-9 Certifications (required for U.S. investors):

I, THE UNDERSIGNED, CERTIFY, under penalties of perjury, (i) that the taxpayer identification number shown on this subscription agreement is true, correct and complete (or I am waiting for a number to be issued), (ii) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a resident alien) and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See Form W-9 instructions at http://www.irs.gov.

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

BY SIGNING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATES SECURITIES LAWS.

Printed Name of Account Owner / Authorized Signatory:

Signature of Account Owner /Authorized Signatory:	Date:
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Printed Name of Co-Investor /Joint Owner (If Applicable):

Signature of Co-Investor / Joint Owner (If Applicable):	Date:
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Printed Name of Custodian (If Applicable):

Signature of Custodian (If Applicable):	Date:
X	☐☐/☐☐/☐☐☐☐

8 | Broker-Dealer/Financial Professional Information

A. Broker Dealer / RIA / Trust Co.

∎ Broker-Dealer ∎ RIA Name ∎ Trust Co:

Advisor Name:	Client Account Number:

Mailing Address:

City	State	ZIP

Email Address:	Phone Number:
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Branch Number (BD Only):	Rep/CRD Number (BD Only):

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The undersigned registered representative of the broker-dealer or RIA representative confirms that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered the Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) understands that the sale of Shares in accordance with the Prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 151-1 under the Securities Exchange Act of 1934, as amended; and (viii) has advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned registered representative of the broker-dealer or RIA representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the account will be held in your name on the books of the Company. You understand the Dealer Manager is not a full-service broker-dealer and it is not holding securities in an account.

The Dealer Manager’s primary business is to serve as wholesaler on behalf of its affiliated institutional clients. Accordingly, you understand you are not the Dealer Manager’s customer for any purpose. The Dealer Manager relies upon your representations above, including that you have ensured this subscription follows all applicable policies and procedures under your broker-dealer or RIA firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The Dealer Manager will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you (or your client) want to receive financial advice regarding a prospective investment in the Shares, contact a broker-dealer or other financial intermediary directly to provide such advice to you.

Registered Rep / Financial Advisor / RIA / Trust Co. Signature:	Date:
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Broker-Dealer Signature (if required/applicable):
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Branch Manager Signature (if required/applicable):
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9 | Important Investor Information

All items on this form must be completed to process the application. Please note that the Company, its agents, and participating broker-dealers are required by law to obtain, verify, and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account. To invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks, or cash.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). You will receive a written confirmation of your purchase.

All items on the subscription agreement must be completed for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares.

For questions, please contact:

Investor Relations: 833.834.4924

PLEASE USE BLUE OR BLACK INK	PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS

Important Information for Investors in the Distribution Reinvestment Plan:

If investors participating in the DRIP or making subsequent purchases of Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are asked to promptly notify the Company and their broker-dealer or other financial intermediary in writing. A broker-dealer or other financial intermediary may notify the Company if an investor participating in the DRIP can no longer make the representations or warranties set forth herein, and the Company may rely on such notification to terminate such investor’s participation in the DRIP.

This request in no way shifts to the investor the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the investor, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such investor.

Important Information for Investors Purchasing Shares Under the Terms for Uniform Gifts or Transfers to Minors (UGMA / UTMA):

To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor’s state of residency.

10 | Review / Wire Instructions

A. Instructions – Please review the checklist below to ensure that this subscription document is completed

Section 1:

∎ Investment Amount, Share Class, Initial or Additional Investment, Relationship, Check or Wire, Existing Account Number

∎ KYC/AML documentation that may be required

Section 2:

∎ Ownership Type, Custodial Information for Qualified Accounts

∎ Additional Documentation as required

Section 3:

∎ Required: Section 3A and 3B

∎ Section 3C and 3D if joint owners/co-investors/co-trustees, etc.

∎ Section 3E is specific to account type listed

Section 4:

∎ Please initial if electronic delivery is requested

Section 5:

∎ Please review to confirm selection

Section 6:

∎ Required: Must be populated and signed by Custodian

Section 7:

∎ Required: Must be initialed for items A-H; if joint / co-investor account, both parties must initial

∎ If the investors state is listed, initials required; if joint / co-investor account both parties must initial

∎ Required: Account Owner / Authorized Signatory signature, if joint / co-investor account both parties must sign

Section 8:

∎ Required: Must be populated and signed by Advisor / Broker Dealer / RIA / Trust Company

Final Review:

∎ Investor Signatures and/or Initials: Section 5 and 7

∎ Custodian Signature: Section 7

∎ Advisor / Financial Professional Signatures: Section 8

Funding:

∎ Does the account from which funds will be used to invest and identified in section 6 or 8 have available the amount listed in Section 1?